EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-192301) of IntercontinentalExchange Group, Inc. of our reports dated February 6, 2013, with respect to the consolidated financial statements and schedule of IntercontinentalExchange, Inc., and the effectiveness of internal control over financial reporting of IntercontinentalExchange, Inc., incorporated by reference in this Current Report (Form 8-K/A) dated November 19, 2013.

/s/ Ernst & Young LLP

Atlanta, Georgia

November 19, 2013